EXHIBIT 10.2

FORM OF REFUND AGREEMENT TO AWARD CASH INCENTIVE GRANTS IN AN AGGREGATE AMOUNT OF UP TO $575,000 WITH MAXIMUM INDIVIDUAL GRANTS OF UP TO $100,000 PER INDIVIDUAL, PAYABLE ON JANUARY 12, 2007

Agreement

In conjunction with my receipt of a Cash Award in the amount of $__________, I agree that I will refund the unamortized portion of the Award in the event that I voluntarily leave the employment of the Company or I am terminated for cause, prior to January 1, 2008. (The “unamortized portion” of the Award will be based on the number of calendar days through the termination date divided by 365.)

Signed:     ______________________________

Name:       ______________________________

Date:   ______________________________